As filed with the Securities and Exchange Commission on August 11, 2006

                                                     Registration No. 333-125068
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             AMENDMENT NUMBER EIGHT TO

                                    FORM SB-2
                              SEC FILE: 333-125068

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           NORTHERN EXPLORATIONS LTD.
                 (Name of small business issuer in its charter)

           NEVADA                         1000                   Applied For
  State or jurisdiction of      Primary Standard Industrial    I.R.S. Employer
incorporation or organization   Classification Code Number    Identification No.

                           Northern Explorations Ltd.
                        470 Granville Street, Suite 1120
                             Vancouver, B.C. V6C 1V5
                             Telephone: 604-713-8012
                             Facsimile: 604-713-8018
          (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd Suite 300
                               Las Vegas, NV 89128
                             Telephone: 702-562-4091
                             Facsimile: 702-562-4081
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF EACH                          PROPOSED        PROPOSED
  CLASS OF                             MAXIMUM         MAXIMUM
 SECURITIES           DOLLAR           OFFERING       AGGREGATE       AMOUNT OF
   TO BE           AMOUNT TO BE       PRICE PER        OFFERING     REGISTRATION
 REGISTERED         REGISTERED         SHARE (1)       PRICE (2)       FEE (2)
--------------------------------------------------------------------------------

Common Stock         $254,000           $0.10          $254,000        $29.90
================================================================================
(1)  Based on the last sales price on January 17, 2004.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


                  SUBJECT TO COMPLETION, DATED AUGUST 11, 2006

================================================================================

                                   PROSPECTUS

                           NORTHERN EXPLORATIONS LTD.
                                2,540,000 SHARES
                                  COMMON STOCK

                                   ----------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

                                   ----------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 2-4.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                 THE DATE OF THIS PROSPECTUS IS: AUGUST 11, 2006

                                Table Of Contents

                                                                            Page
                                                                            ----
Summary                                                                        1
Risk Factors                                                                   2
     -    If we do not obtain additional financing, our business will fail     2
     -    Because we have only recently commenced business operations, we
          face a high risk of business failure                                 2
     -    Because of the speculative nature of exploration of mining
          properties, there is substantial risk that our business will fail    3
     -    Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate
          profit in the future.                                                3
     -    Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the
          failure of our business.                                             3
     -    Even if we discover commercial reserves of precious metals on the Cade Property, we may not be able to successfully obtain
          commercial production                                                3
     -    Because our sole director owns 54.15% of our outstanding stock, he could control and make corporate decisions that may be
          disadvantageous to other minority stockholders                       3
     -    Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our
          business operations, causing our business to fail                    4
     -    Because management has no technical experience in mineral
          exploration, our business has a high risk of failure                 4
     -    If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a
          result                                                               4
     -    A purchaser is purchasing penny stock which limits the ability
          to sell stock                                                        4
Use of Proceeds                                                                4
Determination of Offering Price                                                5
Dilution                                                                       5
Selling Securityholders                                                        5
Plan of Distribution                                                           7
Legal Proceedings                                                              8
Directors, Executive Officers, Promoters and Control Persons                   8
Security Ownership of Certain Beneficial Owners and Management                 9
Description of Securities                                                     10
Interest of Named Experts and Counsel                                         11
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                              11
Organization Within Last Five Years                                           11
Description of Business                                                       11
Plan of Operations                                                            18
Description of Property                                                       19
Certain Relationships and Related Transactions                                19
Market for Common Equity and Related Stockholder Matters                      19
Executive Compensation                                                        20
Financial Statements                                                          21
Changes in and Disagreements with Accountants on Accounting and Financial
 Disclosure                                                                   21

                                    SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We are in the business of mineral property exploration. To date, we have conducted preliminary exploration on our sole exploration target, the Cade mineral claim located approximately 25 kilometers west northwest of Pemberton in south-western British Columbia, Canada. We have an option to acquire a 90% interest in the Cade claim from Gillian Wells of Tsawwassen, British Columbia by:

     a)   paying $2,500 to Wells by March 31, 2005 (paid);

     b) incurring $5,000 in exploration expenditures on the Cade claim by December 31, 2005 (expended as of September 15, 2005); and

     c) incurring an additional $10,000 in expenditures on the Cade claim by December 31, 2006

Our objective is to conduct mineral exploration activities on the Cade claim in order to assess whether it possesses economic reserves of copper, zinc and silver. We have not yet identified any economic mineralization on the Cade claim. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on November 17, 2004, under the laws of the state of Nevada. Our principal offices are located at 470 Granville Street, Suite 1120, Vancouver, British Columbia Canada V6C 1V5. Our telephone number is (604) 713-8010.

THE OFFERING:

SECURITIES BEING OFFERED         Up to 2,540,000 shares of common stock.

OFFERING PRICE                   The selling shareholders will sell our shares
                                 at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin
                                 Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING            The selling shareholders will determine when
                                 and how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING      The offering will conclude when all of the
                                 2,540,000 shares of common stock have been
                                 sold, the shares no longer need to be
                                 registered to be sold or we decide to terminate
                                 the registration of the shares.
SECURITIES ISSUED AND
TO BE ISSUED                     5,540,000 shares of our common stock are issued
                                 and outstanding as of the date of this
                                 prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS                  We will not receive any proceeds from the sale
                                 of the common stock by the selling
                                 shareholders.

SUMMARY FINANCIAL INFORMATION

BALANCE SHEET

                                                               March 31, 2006
                                                               --------------
                                                                  (audited)

     Cash                                                         $ 14,646
     Total Assets                                                 $ 14,646
     Liabilities                                                  $    175
     Total Stockholders' Equity                                   $ 14,471

STATEMENT OF OPERATIONS


                                           Inception on          Inception on
                         Year Ended      November 17, 2004     November 17, 2004
                       March 31, 2006    to March 31, 2005     to March 31, 2006
                       --------------    -----------------     -----------------
(audited)

Revenue                   $      0           $      0               $      0
Net Loss and Deficit      $(13,201)          $ (4,328)              $(17,529)


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Cade claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Cade claim. While we have sufficient funds to conduct the recommended phase two exploration program on the claim, which is estimated to cost $6,000 in total ($2,500 of which we have incurred), we will need additional funds to complete the phase three program, which is estimated in total to cost $40,000. Even after completing these three phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Cade claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 17, 2004 and to date have been involved primarily in organizational activities and the acquisition of an interest in the Cade claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Cade property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Cade claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFIT IN THE FUTURE.

The report of our independent accountant to our audited financial statements for the periods ended March 31, 2006 and March 31, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES, WHICH COULD HURT OUR FINANCIAL POSITION AND POSSIBLY RESULT IN THE FAILURE OF OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CADE CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION UNLESS WE RECEIVE ADDITIONAL FUNDS, OF WHICH THERE IS NO GUARANTEE.

The Cade claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the Cade claim into commercial production. We may not be able to obtain such financing.

BECAUSE OUR SOLE DIRECTOR OWNS 54.15% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our director owns approximately 54.15% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Richard Novis, intends to devote approximately 15% of his business time, or approximately six hours per week, providing his services to us. While Mr. Novis presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Novis from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR SOLE DIRECTOR HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director has no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A RESULT.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             SELLING SECURITYHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,540,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

     1. 2,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 22, 2004;
     2. 40,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 17, 2004;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                                    Total Number of
                                                     Shares to be
                                                     Offered for       Total Shares      Percent Owned
                                   Shares Owned        Selling          Owned Upon           Upon
                                   Prior to this     Shareholders      Completion of     Completion of
Name of Selling Stockholder          Offering          Account         this Offering     this Offering
---------------------------          --------          -------         -------------     -------------
Andrew Austin                         80,000           80,000                Nil              Nil
3029 27th Street SW
Calgary, Alberta T3E 2G6

Nick Bekos                            50,000           50,000                Nil              Nil
20 Woodfield Green SW
Calgary, Alberta T2W 3T9

Dimosthenis (Jimmy) Bekropoulos      200,000          200,000                Nil              Nil
1349 Shannon Avenue SW
Calgary, Alberta T2Y 2Z5

Dimos Bekropoulos                    100,000          100,000                Nil              Nil
20 Woodfield Green SW
Calgary, Alberta T2W 3T9

Tony Braile                          150,000          150,000                Nil              Nil
2827 26th Street, SW
Calgary, Alberta T3E 2B1

William (Bill) Brown                 150,000          150,000                Nil              Nil
73 Glamis Drive, Suite 308
Calgary, Alberta T3E 6R2

Rob Fetter                           200,000          200,000                Nil              Nil
1918 34th Avenue SW
Calgary, Alberta T2T 2C1

Dina Hasapes                          10,000           10,000                Nil              Nil
351 West Ranch Place SW
Calgary, Alberta T3H 5C3

Chad Hason                            70,000           70,000                Nil              Nil
3029 27th Street SW
Calgary, Alberta T3E 2G6

Tracy Hemeyer                        150,000          150,000                Nil              Nil
2827 26th Street SW
Calgary, Alberta, T3E 2B1

Charles Kayihura                      10,000           10,000                Nil              Nil
351 West Ranch Place SW
Calgary, Alberta T3H 5C3

Matthew Leith                         40,000           40,000                Nil              Nil
484 Queen Charlotte Road SE
Calgary, Alberta

George Liaridis                      100,000          100,000                Nil              Nil
703 75th Avenue NW
Calgary, Alberta T2K 0R1

Toula Liaridis                       100,000          100,000                Nil              Nil
703 75th Avenue, NW
Calgary, Alberta T2K 0R1

Dana Peck                             10,000           10,000                Nil              Nil
56 Woodstock Road SW
Calgary, Alberta T2W 5W2

Kent Pozzo                           150,000          150,000                Nil              Nil
30 Oakbury Place SW
Calgary, Alberta T2V 4A2

Wenhui Ruan                           10,000           10,000                Nil              Nil
1340 University Drive NW
Calgary, Alberta T2N 3Y7

John Rudin                            50,000           50,000                Nil              Nil
101 Cougarstone Manor SW
Calgary, Alberta T3H 5N5

Chad Rusnak                           75,000           75,000                Nil              Nil
4975 130th Avenue SW, Suite 4319
Calgary, Alberta T2Z 4M5

Leah Rusnak                           30,000           30,000                Nil              Nil
91 Woodborough Crescent SW
Calgary, Alberta T2W 5A1

Leith Rusnak                         100,000          100,000                Nil              Nil
25 Bridlewood Crescent SW
Calgary, Alberta T2X 3N1

Marge Rusnak                          80,000           80,000                Nil              Nil
25 Bridlewood Crescent SW
Calgary, Alberta T2X 3N1

Nabil Shlah                           75,000           75,000                Nil              Nil
640 Strathcona Drive SW
Calgary, Alberta T3H 1K4

Tyler Tanner                         100,000          100,000                Nil              Nil
2339 53rd Avenue SW
Calgary, Alberta  T3E 1L1

Kathy Tsambouris                     100,000          100,000                Nil              Nil
48 Selkirk Drive SW
Calgary, Alberta T2W 0M2

Lampros Tsaprailis                   100,000          100,000                Nil              Nil
5 Coach Court SW
Calgary, Alberta T3H 4P7

Stavroula M. Tsaprailis              100,000          100,000                Nil              Nil
5 Coach Court SW
Calgary, Alberta T3H 4P7

Heather Williams                      50,000           50,000                Nil              Nil
215 86th Avenue SE, Suite 1206
Calgary, Alberta T2J 4H1

Yulin Yang                           100,000          100,000                Nil              Nil
342 15th Avenue SW, Suite 803
Calgary, Alberta

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,540,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years;
     (2)  has ever been one of our officers or directors; or
     (3)  is a broker-dealer or affiliate of a broker dealer.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. Such sales may occur in private transactions arranged by each selling shareholder in accordance with resale exemptions in applicable jurisdictions or through the facilities of the OTC Bulletin Board, if we successfully obtain a quotation for our stock, of which there is no guarantee.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $7,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * details of the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director                       Age
----------------                       ---
Richard Novis                          55

EXECUTIVE OFFICER:

Name of Officer                        Age                   Office
---------------                        ---                   ------
Richard Novis                          55        President, Secretary, Treasurer
                                                 and Chief Executive Officer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

MR. RICHARD NOVIS has acted as our president, secretary, treasurer, chief executive officer and as a director since our incorporation on November 17, 2004. Mr. Novis is a graduate of the Burnaby based British Columbia Institute of Technology where he earned a diploma in financial administration. He also completed additional courses in economics, marketing and human resources at the University of British Columbia in Vancouver and Simon Fraser University in Burnaby. From 1999 to present, Mr. Novis has acted as manager of 416398 B.C. Ltd dba Micro Cap et al, a private Vancouver, British Columbia based business involved in providing marketing, promotion and investor relations services to private and reporting companies. These services involve preparing promotional and investor relations materials, introducing clients to potential underwriters and financiers, and communicating with investment dealers, advisers and shareholders to increase awareness of and interest in the client companies,

From July 2004 to present, he has also acted as president, secretary, treasurer and a director of International Oil & Gas Inc., a United States company involved in oil and gas exploration.

Mr. Novis does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr.Novis intends to devote approximately 15% of his business time, or approximately seven hours per week, to our affairs.

TERM OF OFFICE

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole officer is appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officer and director described above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                          Amount of
                   Name and address                       beneficial    Percent
Title of Class     of beneficial owner                    ownership     of class
--------------     -------------------                    ---------     --------
Common stock       Richard Novis                          3,000,000      54.15%
                   470 Granville Street, Suite 1120
                   Vancouver, B.C., V6C 1V5

Common stock       All officers and directors as a        3,000,000      54.15%
                   group consisting of one person

The percent of class is based on 5,540,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of the date of this prospectus, there were 5,540,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Armando C. Ibarra, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on November 17, 2004 under the laws of the state of Nevada. On that date, Richard Novis was appointed as our sole director. As well, Mr. Novis was appointed as our president, secretary, treasurer and chief executive officer.

                            DESCRIPTION OF BUSINESS

IN GENERAL

We conduct operations as an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own the option to acquire a 90% interest in one mineral claim known as the Cade claim. In order to exercise this option, we must:

     a)   pay $2,500 to Wells by March 31, 2005 (paid);
     b) incur $5,000 in exploration expenditures on the Cade claim by December 31, 2005 (expended); and
     c) incur an additional $10,000 in expenditures on the Cade claim by December 31, 2006

If we are in default of any of the above requirements, Ms. Wells cannot terminate the option agreement until she has first provided us with 60 days written notice of the default and we have failed to cure the default during that notice period.

There is no assurance that a commercially viable mineral deposit exists on the Cade claim. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

We are not a "blank check" company as defined in Rule 419 of Regulation C of the Securities Act of 1933. Rule 419 and the corresponding adopting release define a blank check company as a company that has no specific business plan, or merely creates the appearance that it has a specific business plan. Our business plan, as stated herein, is to conduct the geologist recommended phase one and two exploration programs on the Cade claim, as well as any additional exploration work recommended by the independent geologist who oversees these first two phases. In addition, we intend to be engaged in the acquisition and exploration of additional mineral properties.

Within the next 12 months, we will not enter into a merger with, or acquisition of, another business entity, other than an acquisition of mineral properties. Our intention is to continue our exploration programs on the Cade property. As we are in the business of acquiring and exploring mineral properties, we may acquire mineral properties in the future though we do not have any present intention of doing so.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

We completed the recommended phase one exploration program on the Cade claim, as well as part of the second phase. Due to winter weather conditions, we were forced to cease exploration in the autumn of 2005. Accordingly, the phase two exploration program is scheduled to recommence in late June of 2006 and will take approximately one month to complete. The phase three program is scheduled for September of 2006 and will take approximately two months to complete.

Our plan of operation is to conduct exploration work on the Cade claim in order to ascertain whether it possesses economic quantities of copper, zinc and silver. There can be no assurance that an economic mineral deposit exists on the Cade claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Cade claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

CADE CLAIM OPTION AGREEMENT

On January 4, 2005, we entered into a mineral property option agreement with Gillian Wells of Tsawassen, British Columbia, whereby she granted us the option to acquire a 90% undivided right title and interest in one mineral claim located in the Lillooet Mining Division of British Columbia, Canada. In order to exercise the option, we must:

     a)   pay $2,500 to Wells by March 31, 2005 (paid);
     b) incur $5,000 in exploration expenditures on the Cade claim by December 31, 2005 (expended); and
     c) incur an additional $10,000 in expenditures on the Cade claim by December 31, 2006

It is anticipated we will be able to pay $5,000 of the $10,000 expenditure requirement by December 31, 2006 from existing cash and require additional funding for the remaining $5,000. The additional funding may be through equity financing, the sale of stock or loans from our director. At this time we have no agreements for this funding.

DESCRIPTION, LOCATION AND ACCESS

The Cade claim is located south of Lillooet River approximately 25 kilometres west northwest of Pemberton in southwestern British Columbia. It lies just off a paved highway immediately south of the Pemberton Meadows on Lillooet River, in British Columbia's southern Coast Mountains. The property is approximately 115 kilometres north of Vancouver. It can be accessed by two wheel drive vehicle in about three hours from Vancouver via the Sea-to-Sky Highway 99: north along Howe Sound from Vancouver's North Shore to Squamish, and then through the winter resort town of Whistler to Pemberton. Pemberton is a fully-serviced community of some 3,000 people and through which the BC Rail mainline runs as does major power transmission. Local access to the property for the first three phases of exploration is only practical via helicopter, but a year-round helicopter base in nearby Pemberton is only 15 minutes flight-time away. Following an upgrade of the existing road to the property, it will be accessible by four-wheel drive vehicle.

Every time that we conduct exploration on the Cade property during the phase one and two exploration programs, we will incur $1,000 in helicopter costs in order to gain access to it. We have included this cost in our exploration budgets. This will not have an impact on the frequency of our exploration phases. During the initial exploration phases the use of a helicopter is the most practical and convenient mode of transportation. We will use a helicopter to gain access to the property for the phase one, two and three exploration programs. This will cost us a total of $3,000.

It is not unusual in the mineral exploration sector to use a helicopter to access mineral claims during the initial phases of exploration if a property is not readily accessible by road. The geologist who prepared the technical report on the Cade property, Mr. George Nicholson, confirms that this occurs frequently in remote areas. If drilling of the property is justified, then it is necessary to build or upgrade an existing road to the property in order to transport heavy equipment.

Future exploration phases beyond phase three will require drilling and the use of heavy equipment. Accordingly, we will then need to upgrade the road to the Cade property at an approximate cost of $10,000. Once this is complete, we will access the property by four-wheel drive vehicle. Once it has been determined that there are economic reserves a mine road would be installed for greater access to the property. This would cost us an additional $20,000 to $25,000.

Lillooet River is at an elevation of about 850 feet, and the ridge tops and peaks near the east side of the property are in excess of 7,000 feet, so the intervening slopes are commonly steep. Lower slopes heavily forested and mantled by thick glacial drift, although local cliffs and creek canyons afford good rock exposure. On the higher slopes, the tree line varies in elevation from about 5,000 to 6,000 feet, and bedrock exposure is generally excellent.

The vegetation of the Cade claim is typical rain forest found in the coastal-interior ranges of British Columbia. There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil's club and assorted berry bushes. Climate is subtly changed from the lower mainland area with longer, colder winters and warmer summers. The most snow observed on the tops of the hills was four meters in late January. We will have access to the claims for exploration from approximately April to November each year.

TITLE TO THE CADE CLAIM

The Cade property consists of one mineral claim comprising 500 hectares. A "mineral claim" refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals. Title to the Cade claim is registered in the name of Gillian Wells. She has provided us with an absolute bill of sale with respect to the property, with which we can register a 90% interest in our name following the exercise of the option. If we fail to exercise the option, we must return the absolute bill of sale to her and we will not own any interest in the property.

Because title to the Cade claim is not registered in our name, we may incur significant legal expenses if prior to us exercising the option, Ms. Wells becomes bankrupt or transfers the claims to a third party without our knowledge.

Claim details are as follows:

          Claim Name            Record Number         Expiry Date
          ----------            -------------         -----------
            Cade                   414552           August 18, 2006

The claim was created on August 28, 2004 and is in good standing until August 28, 2006. This means that the claim will expire on August 28, 2006 unless we complete at least $100 worth of exploration work on the claim by that date. If this required exploration work is incurred, then the deadline is extended to August 28, 2007. In subsequent years, we must spend at least $200 on the claim to extend the expiry date by one year.

MINERALIZATION

The area of the Cade claim is mapped as being underlain by Cretaceous - Jurassic Age plutonic rocks, that is, rocks that vary from 65 to 206 million years old. Plutonic rocks are created when a mass of molten rock cools below the earth's surface. Volcanic boulders containing sulphides were located in drainages south of the claim probably represent rock types on the claim. Sulphides are compounds containing sulphur and one additional element, which are often associated with valuable mineralization.

EXPLORATION HISTORY

The Cade clam was staked following initial field investigations that discovered mineralized boulders down slope from the property. Several unexplained stream sediment anomalies are also present throughout the drainages in the area of the claim. Extensive research uncovered no previous property-scale work that had been done in the immediate area of the claim. There is no assurance that a commercially viable mineral deposit exists on the Cade property

GEOLOGICAL REPORT

We retained Mr. George Nicholson, a professional geologist, to complete an evaluation of the Cade claim and to prepare a geology report on the claim.

Mr. Nicholson is a professional geologist who graduated from the University of British Columbia with a bachelor's degree in geology in 1986. Since his graduation, Mr. Nicholson has been continuously employed as a geologist. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia and a Fellow of the Royal Geographic Society.

Based on his review, Mr. Nicholson concludes that the Cade claim warrants further exploration due to the geochemistry and inferred geological continuity, as well as the lack of previous exploration.

Mr. Nicholson recommends an initial exploration program consisting of three phases. The first phase would consist of geological mapping, prospecting and geochemical sampling. Geological mapping involves plotting previous exploration data relating to a property area on a map in order to determine the best property locations to conduct subsequent exploration work. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. Geochemical sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

We commenced and completed the phase one program in August 2005. The first phase cost us $5,000 as described below.

BUDGET - PHASE I

         Geologist             3 day @ $400/day                         $ 1,200
         Geotechnician         3 days @ $350/day                        $ 1,050
         Equipment rental      1 x 4 wheeldrive vehicle                 $   300
                               Fuel, Food, Field Supplies               $   400
                               Assays 20 @ $20 each                     $   400
                               Helicopter 1 hour @ $1,000               $ 1,000
                               Report                                   $   500
                               Filing Fees                              $   150
                                                                        -------
         TOTAL                                                          $ 5,000
                                                                        =======

During the Phase I exploration program, 14 soil samples and six rock samples were taken and assayed for mineral content. These were all grab samples, that is, soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. The grab samples that were assayed during the phase one exploration program indicated that several areas of the property contain moderate to high levels of copper, zinc and silver mineralization. These areas will be the focus of follow up exploration to determine how far this surface mineral extends and whether it continues below the surface of these property areas.


The second phase consisted of a follow-up of the initial stage geological mapping and included detailed geology. This exploration focused on areas of the property that we identified in phase one as containing potential mineralization. We gathered additional rock samples from the property surface from these areas. Our consulting geologist will determine whether there is a geological explanation to explain the patterns of mineralization found on the property. He is awaiting receipt of the assay, or mineral content, results of the rock samples from the laboratory. The second phase cost a total of approximately $6,000 as outlined below.

The third phase of exploration will consist of an airborne electromagnetic survey of the Cade claim, followed by additional sampling of prospective areas. The first part of this program involves attaching equipment to a helicopter that is flown above the property surface. This equipment measures whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity. Areas of high conductivity are targets for follow-up exploration. The activities that are involved in this part of the exploration program are the retention of the helicopter company, the affixation of the electromagnetic equipment to the helicopter and the flight of the helicopter over the property surface. This process will take approximately one week and will cost $10,000. The data from the equipment is then compiled and analyzed by the consulting geologist. The cost of this analysis is $5,000.


Based on the results from the electromagnetic survey, the consulting geologist will then gather additional rock and soil samples for analysis on property areas that relate to the high electromagnetic results. This involves identifying and marking sample areas of the property, placing rock and soil into sample bags, transporting the samples to an assay laboratory and having the laboratory analyze the samples for mineral content. The geologist then reviews these results and prepares a report for us summarizing the results of the entire Phase III program and recommending any further exploration work that is warranted. The cost of this part of the exploration phase consists of $20,000 for the geologist and $5,000 for assay costs.

BUDGET - PHASE III

         Airborne EM Survey                                             $15,000
         Follow-up geological surveys                                   $25,000
                                                                        -------
                                                                        $40,000
                                                                        =======


However, we expect that we will need to raise additional financing to cover the costs of the phase three program through the sale of our common stock, although we currently do not have any specific financing arranged. Subject to financing, we expect to commence a third phase of exploration on the Cade property commencing in October or November of 2006. Once we have received the results of the Phase III surveys, which we expect to have during the winter of 2006, we would then have our consulting geologist make recommendations for future exploration phases to commence in the spring 2007 when weather conditions permit.


Future exploration phases beyond phase three will require drilling and the use of heavy equipment. Accordingly, we will then need to upgrade the road to the Cade property at an approximate cost of $10,000. Once this is complete, we will access the property by four-wheel drive vehicle. Once it has been determined that there are economic reserves a mine road, accessible to 2 wheel drive vehicles, would be installed for greater access to the property. We estimate this would cost us an additional $20,000 to $25,000, based on the verbal estimates of management's colleagues in the mining field. We are unable to assure you we will be able to raise the funds necessary for any future exploration or improvements.

There is the possibility that the Cade claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying any mineral deposits we will be required to expend substantial funds on further drilling and engineering studies before we proceed. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found. If no commercially viable mineral deposit exists on the Cade claim we may consider acquiring interests in additional mineral properties in the future, though we do not have any current plans to do so.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

Because there will not be any appreciable disturbance to the land during the phase one and two exploration programs on the Cade claim, we will not have to seek any government approvals prior to conducting exploration, as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy, Mines and Petroleum Resources (BCDM).

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -    Water discharge will have to meet water standards;

     -    Dust generation will have to be minimal or otherwise re-mediated;
     - Dumping of material on the surface will have to be re-contoured and re-vegetated;
     - An assessment of all material to be left on the surface will need to be environmentally benign;
     -    Ground water will have to be monitored for any potential contaminants;
     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
     - There will have to be an impact report of the work on the local fauna and flora.

With respect to the mechanized trenching or drilling - a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $2,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the sites of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the British Columbia Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees (initially) to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained. There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00).

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. This site contains information statements and other information regarding issuers that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               PLAN OF OPERATIONS


Our plan of operation for the next twelve months is to complete the recommended phase three exploration program on the Cade claim consisting of a geological mapping, prospecting and geochemical sampling, as well as an electromagnetic survey. The phase three exploration program will cost approximately $40,000 and is scheduled for October or November of 2006. The phase three exploration program should take approximately two months to complete.

The third phase of exploration will consist of an airborne electromagnetic survey of the Cade claim, followed by additional sampling of prospective areas. An electromagnetic survey involves measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity. Areas of high conductivity are targets for follow-up exploration. The survey will involve leasing a helicopter equipped with equipment that will obtain electromagnetic readings as the helicopter flies over portions of the Cade claim. The data from the equipment is then compiled and analyzed by the consulting geologist. He will then gather additional rock and soil samples for analysis on property areas that relate to the high electromagnetic results.


BUDGET - PHASE III

         Airborne EM Survey                                             $15,000
         Follow-up geological surveys                                   $25,000
                                                                        -------
                                                                        $40,000
                                                                        =======

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program, though Mr. George Nicholson has indicated that he will oversee all exploration if he is available.


We intend to proceed with a phase four exploration program in the spring of 2006. We will not know the parameters of this program until our consulting geologist receives the results of the phase two three exploration programs and provides us with recommendations and a budget. However, we estimate that the phase four program could cost as much as $100,000.


As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. We will pay most of these expenses from our current cash on hand.


Total expenditures over the next 12 months are therefore expected to be $155,000.

While we have enough funds to cover most of our anticipated administrative expenses, we will require additional funding in order to cover additional exploration on the Cade claim. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH MARCH 31, 2006

We have not earned any revenues from our incorporation on November 17, 2004 to March 31, 2006. We do not anticipate earning revenues unless we enter into commercial production on the Cade claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Cade claim, or if such minerals are discovered, that we will enter into commercial production.


We incurred operating expenses in the amount of $17,529 for the period from our inception on November 17, 2004 to March 31, 2006. Of these, $13,201 were incurred during the fiscal year ended March 31, 2006 and $4,328 were incurred in the period from our inception on November 17, 2004 to March 31, 2005. These operating expenses were comprised entirely of administrative expenses.


We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                            DESCRIPTION OF PROPERTY

We have the option to acquire a 90% interest in the Cade mineral claim. We do not own any real property interest in the Cade claim or any other property.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Richard Novis;
     *    Any member of the immediate family of any of the foregoing persons.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 30 registered shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 55,400 shares as of the date of this prospectus; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on November 17, 2004 to March 31, 2005, for the fiscal year ended March 31, 2006 and the subsequent period to the date of this prospectus.

                               Annual Compensation

                                                                     Restr
                                                          Other      Stock     Options/      LTIP
    Name        Title         Year     Salary    Bonus    Comp.     Awarded     SARS(#)    payouts($)
    ----        -----         ----     ------    -----    -----     -------     -------    ----------
Richard Novis   Pres, Sec,    2006      $0         0        0          0          0            0
                Treas, CEO,   2005      $0         0        0          0          0            0
                & Dir

STOCK OPTION GRANTS

We have not granted any stock options to the executive officer since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with our director or officer. We do not pay Mr. Novis any amount for acting as a director of the Company.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

     1.   Report of Independent Registered Public Accounting Firm;

     2. Audited financial statements for the periods ending March 31, 2006 and March 31, 2005, including:

          a.   Balance Sheets;

          b.   Statements of Operations;

          c.   Statements of Stockholders' Equity;

          d.   Statements of Cash Flows; and

          e.   Notes to Financial Statements

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Northern Explorations, LTD.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Northern Explorations, LTD. (An Exploration Stage Company) as of March 31, 2006 and 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended March 31, 2006 and for the period November 17, 2004 (inception) through March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended March 31, 2006 and the period November 17, 2004 (inception) through March 31, 2006, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra
----------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
May 25, 2006

                           NORTHERN EXPLORATIONS, LTD.
                         (An Exploration Stage Company)
                                 Balance Sheets
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                   March 31,          March 31,
                                                                     2006               2005
                                                                   --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $ 14,646           $ 27,672
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                 14,646             27,672
                                                                   --------           --------

      TOTAL ASSETS                                                 $ 14,646           $ 27,672
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $    175           $     --
                                                                   --------           --------
TOTAL CURRENT LIABILITIES                                               175                 --
                                                                   --------           --------

TOTAL LIABILITIES                                                       175                 --

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000
   shares authorized; 5,540,000 shares issued and
   outstanding as of March 31, 2006 and 2005)                         5,540              5,540
  Additional paid-in capital                                         26,460             26,460
  Retained earnings (deficit)                                       (17,529)            (4,328)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                           14,471             27,672
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $ 14,646           $ 27,672
                                                                   ========           ========

                       See Notes to Financial Statements

                           NORTHERN EXPLORATIONS, LTD.
                         (An Exploration Stage Company)
                            Statements of Operations
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                             November 17, 2004      November 17, 2004
                                                               (inception)            (inception)
                                            Year Ended          through                through
                                             March 31,          March 31,              March 31,
                                               2006               2005                   2006
                                            -----------        -----------            -----------
REVENUES
  Revenues                                  $        --        $        --            $        --
                                            -----------        -----------            -----------
TOTAL REVENUES                                       --                 --                     --

OPERATING COSTS
  Administrative expenses                        13,201              4,328                 17,529
                                            -----------        -----------            -----------
TOTAL OPERATING COSTS                           (13,201)            (4,328)               (17,529)
                                            -----------        -----------            -----------

NET INCOME (LOSS)                           $   (13,201)       $    (4,328)           $   (17,529)
                                            ===========        ===========            ===========

BASIC EARNINGS PER SHARE                    $     (0.00)       $     (0.00)           $     (0.00)
                                            ===========        ===========            ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                    5,540,000          5,532,889              5,532,889
                                            ===========        ===========            ===========

                       See Notes to Financial Statements

                           NORTHERN EXPLORATIONS, LTD.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
            From November 17, 2004 (Inception) through March 31, 2006
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                Common       Additional      Retained
                                                 Common         Stock         Paid-in        Earnings
                                                 Stock          Amount        Capital        (Deficit)         Total
                                                 -----          ------        -------        ---------         -----

BALANCE, NOVEMBER 17, 2004                            --      $       --     $       --     $       --      $       --

Stock issued for cash on December 7, 2004
 @ $0.001 per share                            3,000,000           3,000                                         3,000

Stock issued for cash on December 22, 2004
 @ $0.01 per share                             2,500,000           2,500         22,500                         25,000

Stock issued for cash on January 17, 2005
 @ $0.10 per share                                40,000              40          3,960                          4,000

Net loss,  March 31, 2005                                                                       (4,328)         (4,328)
                                              ----------      ----------     ----------     ----------      ----------

BALANCE, MARCH 31, 2005                        5,540,000      $    5,540     $   26,460     $   (4,328)     $   27,672
                                              ----------      ----------     ----------     ----------      ----------

Net loss, March 31, 2006                                                                       (13,201)        (13,201)
                                              ----------      ----------     ----------     ----------      ----------

BALANCE, MARCH 31, 2006                        5,540,000      $    5,540     $   26,460     $  (17,529)     $   14,471
                                              ==========      ==========     ==========     ==========      ==========

                       See Notes to Financial Statements

                                                                                                 November 17, 2004
                                                                                                   (inception)
                                                                   Year Ended      Year Ended        through
                                                                    March 31,       March 31,        March 31,
                                                                      2006            2005             2006
                                                                    --------        --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                 $(13,201)        $(4,328)        $(17,529)
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
  Changes in operating assets and liabilities:
    Increase (decrease) in accounts payable                              175                              175
                                                                    --------        --------         --------
       NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (13,026)         (4,328)         (17,354)

CASH FLOWS FROM INVESTING ACTIVITIES

       NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --              --               --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                --           5,540            5,540
  Additional paid-in capital                                              --          26,460           26,460
                                                                    --------        --------         --------
       NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                --          32,000           32,000
                                                                    --------        --------         --------

NET INCREASE (DECREASE) IN CASH                                      (13,026)         27,672           14,646

CASH AT BEGINNING OF YEAR                                             27,672              --               --
                                                                    --------        --------         --------

CASH AT END OF YEAR                                                 $ 14,646        $ 27,672         $ 14,646
                                                                    ========        ========         ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during year for interest                                $     --        $     --         $     --
                                                                    ========        ========         ========
  Cash paid during year for taxes                                   $     --        $     --         $     --
                                                                    ========        ========         ========

                       See Notes to Financial Statements

                           NORTHERN EXPLORATIONS, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 1. NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on November 17, 2004, and its year-end is March 31st. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Nicola Mining Division, British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $17,529 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

                           NORTHERN EXPLORATIONS, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

A) MINERAL PROPERTY COSTS

The Company has been in the exploration stage since its formation on November 17, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

B) USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

C) FINANCIAL INSTRUMENTS

The carrying value of cash, and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

                           NORTHERN EXPLORATIONS, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D) ENVIRONMENTAL COSTS

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

E) INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 - "Accounting for Income Taxes". This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

F) BASIC AND DILUTED NET LOSS PER SHARE

The Company reports basic loss per share in accordance with SFAS No. 128 - "Earnings Per Share". Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

G) COMPREHENSIVE LOSS

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

                           NORTHERN EXPLORATIONS, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

H) CASH AND CASH EQUIVALENTS

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. At March 31, 2006, the Company had no cash equivalents.

I) NEW ACCOUNTING STANDARDS

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated a net loss of $17,529 during the period from November 17, 2004 (inception) to March 31, 2006. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

                           NORTHERN EXPLORATIONS, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 4. MINERAL PROPERTY

Pursuant to a mineral property option agreement dated January 4, 2005, the Company was granted an option to acquire the sole and exclusive right, privilege and option to explore the claim together with the sole and exclusive right, privilege and option to purchase a 90% interest in the Cade Claim located in the Nicola Mining Division, British Columbia, Canada, for:

A) CASH PAYMENTS

Cash payment of $2,500 by March 31, 2005 (paid on March 17, 2005).

B) EXPENDITURE COMMITMENTS

Expenditures for exploration and development work on the Claim totalling at least $15,000 by December 31, 2006, which work shall be conducted by the Company under the direction of a qualified geologist or project engineer, as follows:

- $5,000 in expenditures on the Claim by December 31, 2005; and
- an additional $10,000 in expenditures on the Claim by December 31, 2006.

C) ASSESSMENT WORK

All Claim payments and assessment work required to keep the Claim and this Option in good standing during the term of this Agreement.

NOTE 5. COMMON STOCK

On December 7, 2004, the Company sold 3,000,000 shares of its common stock at $0.001 per share.

On December 22, 2004, the Company sold 2,500,000 shares of its common stock at $0.01 per share.

On January 17, 2005, the Company sold 40,000 shares of its common stock at $0.10 per share.

At March 31, 2006, there were no outstanding stock options or warrants.

                           NORTHERN EXPLORATIONS, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 6. INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $17,529, which expire in 2025. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured that it is more likely than not it will utilize the net operating losses carried forward in future years.

     Deferred tax asset                                            $ 2,629
     Valuation allowance                                            (2,629)
                                                                   -------

     Net deferred tax asset                                        $    --
                                                                   =======

NOTE 7. FOREIGN CURRENCY TRANSLATION

Functional currency for Northern Explorations, Ltd is in US dollars. In accordance with FASB #52 paragraph 9 the Company will continue to issue their financial statements in their established functional currency unless significant changes in economic facts and circumstances indicate clearly that the functional currency has changed.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee          $   29.90
     Transfer Agent fees                                          $1,000.00
     Accounting and auditing fees and expenses                    $3,000.00
     Legal fees and expenses                                      $1,500.00
     Edgar filing fees                                            $1,500.00
                                                                  ---------
     Total                                                        $7,029.90
                                                                  =========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to our president, Richard Novis, on December 7, 2004. The total amount received from this offering was $3,000. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.01 per share to a total of twenty-five purchasers on December 22, 2004. The total amount received from this offering was $9,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

     Name of Subscriber                                        Number of Shares
     ------------------                                        ----------------
     Andrew Austin                                                   80,000
     Nick Bekos                                                      50,000
     Dimosthenis (Jimmy) Bekropoulos                                200,000
     Dimos Bekropoulos                                              100,000
     Tony Braile                                                    150,000
     William (Bill) Brown                                           150,000
     Rob Fetter                                                     200,000
     Chad Hason                                                      70,000
     Tracy Hemeyer                                                  150,000
     Matthew Leith                                                   40,000
     George Liaridis                                                100,000
     Toula Liaridis                                                 100,000
     Kent Pozzo                                                     150,000
     John Rudin                                                      50,000
     Chad Rusnak                                                     75,000
     Leah Rusnak                                                     30,000
     Leith Rusnak                                                   100,000
     Marge Rusnak                                                    80,000
     Nabil Shlah                                                     75,000
     Tyler Tanner                                                   100,000
     Kathy Tsambouris                                               100,000
     Lempros Tsaprailis                                             100,000
     Stavroula M. Tsaprailis                                        100,000
     Heather Williams                                                50,000
     Yulin Yang                                                     100,000

We completed an offering of 40,000 shares of our common stock at a price of $0.10 per share to a total of four purchasers on January 17, 2004. The total amount received from this offering was $4,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

     Name of Subscriber                                        Number of Shares
     ------------------                                        ----------------
     Dina Hasapes                                                    10,000
     Charles Kayihura                                                10,000
     Dana Peck                                                       10,000
     Wenhui Ruan                                                     10,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

EXHIBITS

Exhibit
Number             Description
------             -----------
3.1*    Articles of Incorporation
3.2*    Bylaws
5.1*    Legal opinion of Joseph I. Emas, with consent to use
10.1*   Mineral property option agreement dated January 4, 2005
23.1 Consent of Armando C. Ibarra, Certified Public Accountants for 3/31/06 and 3/31/05 Audited Financials
23.2*   Consent of George Nicholson, professional geologist, with consent to use
99.1*   Location map
----------
* filed as an exhibit to our registration statement on Form SB-2 dated May 19, 2005

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          a. include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

          c. include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section
               230.424 of this chapter);

          (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

          (iii)the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

          (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on August 11, 2006.


                                   NORTHERN EXPLORATIONS LTD.


                                   By: /s/ Richard Novis
                                      ------------------------------------
                                      Richard Novis
                                      President, Secretary, Treasurer,
                                      Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


SIGNATURE                          CAPACITY IN WHICH SIGNED                        DATE
---------                          ------------------------                        ----

/s/ Richard Novis               President, Secretary, Treasurer,                August 11, 2006
---------------------------     Chief Executive Officer, principal
Richard Novis                   accounting officer, principal financial
                                officer and Director